EX-99(h)(1)(D)

Eleventh Amended and Restated
Schedule A
to the
Transfer Agency Agreement
by and between
Scout Funds
and
UMB Fund Services, Inc.

Funds

Scout Stock Fund
Scout Mid Cap Fund
Scout Small Cap Fund
Scout International Fund
Scout International Discovery Fund
Scout Global Equity Fund
Scout Core Bond Fund
Scout Core Plus Bond Fund
Scout Unconstrained Bond Fund
Scout Low Duration Bond Fund
Scout Emerging Markets Fund

The undersigned, intending to be legally bound, hereby execute this Eleventh Amended and Restated Schedule A to the Transfer Agency Agreement dated April 1, 2005, and executed by and between Scout Funds and UMB Fund Services, Inc., to be effective as of the 26th day of September, 2012.

UMB FUND SERVICES, INC.                                                                           SCOUT FUNDS

By:            /s/ Maureen A. Quill                                                                By:            /s/ Andrew J. Iseman

                  Title:  EVP, Director TA                                                                           Title: Andrew J. Iseman, President